UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013 (July 16, 2013)

X-FACTOR COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54341	45-1545032
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Empire Blvd. – 5th Floor
South Hackensack, NJ 07606
(Address of Principal Executive offices)(Zip Code)

201-518-1925
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communication pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 16, 2013 (the “Effective Date”), the Board of Directors (the "Board") of X-Factor Communications Holdings, Inc. (the "Company") appointed Mr. Frank Salerno to serve as a director of the Board as of the Effective Date to fill an existing vacancy. Mr. Salerno does not have any family relationship with any of the officers or directors of the Company and there is no arrangement or understanding between Mr. Salerno and any third party pursuant to which he was selected as a director.

Frank Salerno has been a member of the Board of Directors of Wisdom Tree Investments, Inc.  (WETF), a NASDAQ listed company, since July 2005. He currently serves as Chair of the Audit and Compensation Committees and he is the Lead Independent Director for the company.  Mr. Salerno has also served as the managing member of Hillcrest Financial, LLC (“HillCrest”) since October 2005. Mr. Salerno served as a director and member of the Audit committee and Conflicts committee of K-Sea Transportation Partners, L.P., formerly a NYSE-listed company, from 2004 until its acquisition in 2011. From July 1999 until his retirement in February 2004, Mr. Salerno was Managing Director and Chief Operating Officer of Merrill Lynch Investment Advisors—Americas Institutional Division, an investment advisory company. Before joining Merrill Lynch, Mr. Salerno spent 18 years with Bankers Trust Company in various positions. In 1990, he assumed responsibility for Bankers Trust’s domestic index management business and in 1995 he became Chief Investment Officer for its Structured Investment Management Group. Mr. Salerno received a B.S. in Economics from Syracuse University and an M.B.A. in Finance from New York University.

On July 8, 2013, the Company issued and sold to Hillcrest, for a purchase price equal to $125,000: (1) 223,215 shares (the “Shares” together with the Warrants (as defined below), the “Securities”) of common stock, par value $0.0001 per share (the “Common Stock”), (2) a three year warrant to purchase up to 223,215 shares of Common Stock, exercisable at an exercise price of $1.10 per share (the “A Warrant”) and (3) a five year warrant to purchase 223,215 shares of Common Stock at an exercise price of $2.20 per share (the “B Warrant”, together with the A Warrants, the “Warrants”) in accordance with the terms and conditions of that certain Subscription Agreement, dated July 8, 2013. The Warrants are callable by the Company when the volume weighted average price of the Company's stock as reported by Bloomberg LP exceeds 150% of the applicable warrant exercise price for 10 consecutive trading days.

In connection with Mr. Salerno's service on the Board, Mr. Salerno will receive a restricted stock grant of up to 140,000 shares of the Common Stock, 100% of which shall vest on July 1, 2015, or a pro-rated percentage thereof in the event of earlier removal as a director by the Company; and an option to purchase an additional 140,000 shares of Common Stock at an exercise price of $0.56 per share, of which 17,500 shares shall vest on each of October 1, 2013, January 1, 2014, April 1, 2014, July 1, 2014, October 1, 2015, January 1, 2014, April 1, 2015 and July 1, 2015. The options shall be granted under the Company’s 2012 Equity Incentive Plan (the “Plan”) and once vested shall remain exercisable, except as otherwise set forth in the Plan until the close of business on June 30, 2023. The terms and conditions of the options are similar to the terms and conditions of the stock options granted to employees generally.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X-FACTOR COMMUNICATIONS HOLDINGS, INC.

Date: July 22, 2013	By:	/s/ Charles Saracino
Charles Saracino
Chief Executive Officer